EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Abaxis, Inc. of our report dated April 23, 2003 appearing in the Annual Report on Form 10-K/A of Abaxis, Inc. for the year ended March 31, 2003.

/s/ DELOITTE & TOUCHE LLP San Jose, California February 13, 2004